UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

May 23, 2025
Date of Report (Date of earliest event reported)

Upstart Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39797	46-4332431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2950 S. Delaware Street, Suite 410
San Mateo, CA 94403
(Address of principal executive offices, including zip code)

(833) 212-2461
(Registrant's telephone number, include area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                         ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Upstart Holdings, Inc. (the “Company”) held its annual meeting of stockholders on May 23, 2025. The Company’s stockholders voted on the following proposals, which are described in more detail in the Company’s definitive proxy statement filed with the United States Securities and Exchange Commission on April 4, 2025:

Proposal One - Election of Class II Directors. The following nominees were each elected to serve as Class II directors on the Company’s board of directors, each to serve until the Company’s 2028 annual meeting of stockholders or until their successors are duly elected and qualified, by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Peter Bernard	42,901,568	1,507,558	20,209,653
Paul Gu	33,863,396	10,545,730	20,209,653

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. A proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2025, was approved by the following vote:

Votes For	Votes Against	Abstentions
64,025,401	440,472	152,906

Proposal Three - Advisory Vote on the Compensation of Named Executive Officers. A proposal to approve, on an advisory non-binding basis, the compensation of the Company’s named executive officers, was approved by the following vote:

For	Against	Abstentions	Broker Non-Votes
32,635,176	11,605,654	168,296	20,209,653

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Upstart Holdings, Inc.
Dated: May 23, 2025	By:	/s/ Scott Darling
Scott Darling
Chief Legal Officer and Corporate Secretary